Exhibit 10.34

BERTUCCI’S CORPORATION
EXECUTIVE SAVINGS AND INVESTMENT PLAN

Table of Contents

ARTICLE ONE—DEFINITIONS

1.1 Account
1.2 Administrator
1.3 Beneficiary
1.4 Code
1.5 Compensation
1.6 Effective Date
1.7 Employee
1.8 Employer
1.9 Employment Date
1.10 Normal Retirement Date
1.11 Participant
1.12 Plan
1.13 Plan Year
1.14 Trust
1.15 Trustee
1.16 Valuation Date
1.17 Year of Service

ARTICLE TWO—PLAN PARTICIPATION

2.1 Participation
2.2 Termination of Participation

ARTICLE THREE—COMPENSATION DEFERRALS AND EMPLOYER MATCHING CONTRIBUTIONS

3.1 Compensation Deferrals
3.2 Employer Matching Contributions
3.3 Timing of Contributions

ARTICLE FOUR—ACCOUNTING RULES

4.1 Investment of Accounts and Accounting Rules

ARTICLE FIVE—VESTING, RETIREMENT AND DISABILITY BENEFITS

5.1 Vesting
5.2 Normal Retirement
5.3 Permanent and Total Disability

ARTICLE SIX—MANNER AND TIME OF DISTRIBUTING BENEFITS

6.1 Manner of Payment
6.2 Time of Commencement of Benefit Payments
6.3 Furnishing Information
6.4 Death Benefit
6.5 Designation of Beneficiary
6.6 Time and Mode of Distributing Death Benefits

ARTICLE SEVEN—ADMINISTRATION OF THE PLAN

7.1 Plan Administration
7.2 Claims Procedure

ARTICLE EIGHT—AMENDMENT AND TERMINATION

8.1 Amendment
8.2 Termination of the Plan

ARTICLE NINE—UNFORESEEABLE EMERGENCIES

9.1 Unforeseeable Emergencies

ARTICLE TEN—MISCELLANEOUS PROVISIONS

10.1 Benefits Unfunded
10.2 ERISA Compliance
10.3 Plan Does Not Affect Employment
10.4 Successor to the Employer
10.5 Benefits not Assignable
10.6 Source of Payments
10.7 Distribution to Legally Incapacitated Person
10.8 Construction
10.9 Governing Documents
10.10 Governing Law
10.11 Headings
10.12 Counterparts

SIGNATURE PAGE

BERTUCCI’S CORPORATION
EXECUTIVE SAVINGS AND INVESTMENT PLAN

WHEREAS, Bertucci’s Corporation (hereinafter referred to as the “Employer”) adopted the NE Restaurant Company, Inc. Executive Savings and Investment Plan, an unfunded, nonqualified deferred compensation plan for the benefit of a select group of its management or highly compensated employees, effective as of December 21, 1993; and

WHEREAS, Section 10.7 of said plan provides that the Employer may amend the plan; and

WHEREAS, the name of the NE Restaurant Company, Inc. Executive Savings and Investment Plan has been changed to the Bertucci’s Corporation Executive Savings and Investment Plan (hereinafter referred to as the “Plan”), effective as of January 1, 2005; and

WHEREAS, it is intended that the Plan is to be for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan in its entirety as follows:

ARTICLE ONE—DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1 “ACCOUNT” shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the amounts of Compensation deferred to the Plan pursuant to the Participant’s election in accordance with Section 3.1, if any, (b) the Participant’s allocations of Employer matching contributions pursuant to Section 3.2 and (c) the allocation of investment experience.

1.2 “ADMINISTRATOR” shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Section 7.1. “Plan Administrator” shall mean the committee consisting of those persons then holding the corporate office of Vice President of Human Resources, Vice President-Finance and Senior Vice President, if any person holds such office in the future, but only for such time that they are in office. The duties of the Plan Administrator are specified in Section 7.1.

1.3 “BENEFICIARY” shall mean any person, trust, organization. or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4 “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.5 “COMPENSATION” shall mean a Participant’s Base Compensation and his Bonus Compensation. Base Compensation means the compensation paid to a Participant for the Plan Year which is reportable on Form W-2, exclusive of bonuses. Bonus Compensation means any bonus payable to the Participant under any incentive plan or program of the Employer.

1.6 “EFFECTIVE DATE.” The Plan’s initial Effective Date was December 21, 1993. The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2005, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Participant who separated from the Employer’s service prior to this date shall be established under the terms of the Plan as in effect at the time of the Participant’s separation from service, unless the Participant subsequently returns to service with the Employer. Rights of spouses and beneficiaries of such Participants shall also be governed by those documents.

1.7 “EMPLOYEE” shall mean a highly compensated manager or executive of the Employer.

1.8 “EMPLOYER” shall mean the Employer named as party to the Plan, and shall include any successor(s) thereto which adopt this Plan.

1.9 “EMPLOYMENT DATE” shall mean the first date as of which an Employee is credited with an hour of service with the Employer.

1.10 “NORMAL RETIREMENT DATE” shall mean a Participant’s sixty-fifth (65th) birthday.

1.11 “PARTICIPANT” shall mean any Employee who is participating in the Plan.

1.12 “PLAN” shall mean this Plan as set forth herein and as it may be amended from time to time.

1.13 “PLAN YEAR” shall mean the 12-consecutive-month period beginning January 1 and ending December 31.

1.14 “TRUST” shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. “Trust Fund” shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.15 “TRUSTEE” shall mean the Trustee or Trustees appointed by the Employer and any successors thereto. The Trustee shall be an independent third party that may be granted corporate trust powers under state law.

1.16 “VALUATION DATE” shall mean the last day of the Plan Year and such other date(s) as specified by the Administrator in the sole exercise of its discretion.

1.17 “YEAR OF SERVICE” shall mean, for purposes of vesting computation, the twelve (12)- consecutive-month periods commencing with the Employee’s Employment Date, and anniversaries of that date. Credit shall be given for service performed prior to the Effective Date of the Plan.

ARTICLE TWO—PLAN PARTICIPATION

2.1 PARTICIPATION. All Employees participating in this Plan prior to the Plan’s restatement shall continue to participate, subject to the terms hereof. Each other Employee shall become a Participant under the Plan effective as of the date on which he is designated by the Plan Administrator to be a Participant in the Plan. For purposes of Section 3.1, an Employee shall become a Participant under the Plan effective as of the first day of the Plan Year for which he elects to defer a portion of his Compensation and completes a Compensation Deferral Authorization Form, provided that the Plan Administrator, in its sole discretion, determines that the Employee may make a compensation deferral election pursuant to Section 3.1. The Compensation Deferral Authorization Form must be completed, executed and returned to the Plan Administrator prior to the first day of the Plan Year for which it is applicable. Notwithstanding the foregoing provisions of this Section 2.1, an Employee shall become a Participant in the Plan for purposes of Section 3.1 during the first Plan Year in which the Plan Administrator determines that the Employee may make a compensation deferral election pursuant to Section 3.1 provided that the Participant’s election is made within thirty (30) days after his participation begins.

2.2 TERMINATION OF PARTICIPATION. The Employer, in its sole discretion, may terminate an Employee’s active participation in the Plan. In the event that the Employer terminates an Employee’s active participation, the Employee is no longer eligible to make compensation deferrals pursuant to Article Three.

ARTICLE THREE—COMPENSATION DEFERRALS
AND EMPLOYER MATCHING CONTRIBUTIONS

3.1 COMPENSATION DEFERRALS.

(a) Elections.The Employer, in its sole discretion, may permit a Participant to elect in writing to defer a portion of his Compensation up to 40% of his Base Compensation and up to 100% of his Bonus Compensation for any Plan Year. The election once made for a Plan Year is irrevocable for that Plan Year. The amount of a Participant’s Compensation that is deferred in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation on a ratable basis throughout the Plan Year and/or on a nonratable, single-sum basis. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Trust and allocated to the Participant’s Account at the time it would otherwise be paid to the Participant. Notwithstanding the foregoing provisions of this Section 3.1, a Participant may defer a portion of his Compensation for any Plan Year only if the Participant has elected in writing to defer a portion of his Compensation prior to the first day of such Plan Year or, in the case of a Participant’s initial participation in the Plan, the first day of the month coincident with or next following his designation by the Employer to be a Participant in the Plan pursuant to Section 2.1.

(b) Changes in Election. A Participant may, with the consent of the Employer in its sole discretion, prospectively elect to change or revoke the amount (or percentage) of his compensation deferral by filing a written election with the Employer prior to January 1 of the Plan Year for which it is effective. The Participant shall be entitled to change the amount (or percentage) of his compensation deferral which change shall be effective as of January 1, provided that the change is made in writing prior to January 1. A change in election is only permitted to be made prior to January 1 of the Plan Year for which it is applicable.

3.2 EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall contribute to the Plan on behalf of any Participant a matching contribution equal to 25% of the Participant’s compensation deferrals pursuant to Section 3.1 up to 6% of Compensation (disregarding bonuses and special payments). The Employer may, in its sole discretion, make an additional contribution on behalf of any one Participant, or on behalf of any number of Participants, for any Plan Year without making an additional contribution on behalf of other Participants. Forfeitures which arise from Employer matching contributions shall be used to reduce Employer matching contributions.

3.3 TIMING OF CONTRIBUTIONS. Compensation deferrals under Section 3.1 and Employer matching contributions under Section 3.2 shall be made to the Trust as soon as administratively feasible.

ARTICLE FOUR—ACCOUNTING RULES

4.1 INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

(a) Investment Funds. The investment of Participants’ Accounts shall be made in a manner consistent with the provisions of the Trust.

(b) Allocation of investment Experience. As of each Valuation Date, the investment fund(s) of the Trust shall he valued at fair market value, and any income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants’ Accounts based upon the value of each Account as of the preceding Valuation Date. Adjustment of Accounts for investment experience, if any, shall be deemed to be made as of the Valuation Date to which the adjustment relates, even if actually made on a later date.

(c) Safe investment Option. The Administrator may provide that one of the investment funds offers both a reasonable safety of the principal amount invested and a reasonable rate of interest return. An investment fund composed of guaranteed interest contracts through an insurance company, a pooled fund of short-term bonds and notes, or a money market fund shall be deemed to meet these standards.

(d) Allocation of Employer Contributions. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made.

(e) Manner and Time of Debiting Distributions. For any Participant who receives a distribution from his Account, distribution shall be made in accordance with the provisions dealing with the timing of commencement of benefit payments in Section 6.2. The distribution shall be equal to the fair market value of the Participant’s vested Account as of the Valuation Date preceding the distribution.

ARTICLE FIVE—VESTING, RETIREMENT AND DISABILITY BENEFITS

5.1 VESTING. Except as otherwise provided with respect to Normal Retirement, disability, or death, and subject to the provisions of this Article Five, a Participant shall have a nonforfeitable (vested) right to a percentage of his Account derived from Employer matching contributions under Section 3.2, as follows:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2	25%
2 years but less than 3	50%
3 years but less than 4	75%
4 years and thereafter	100%

The nonvested portion of the Participant’s Account shall be forfeited as of the later of the Participant’s termination of employment or the date on which the Participant receives the first payment from his vested Account under the Plan. The amount forfeited shall be used to reduce Employer matching contributions, as set forth in Section 3.2.

5.2 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in 100% of his Account. A Participant who continues in employment after his Normal Retirement Date shall continue to participate under the Plan.

5.3 PERMANENT AND TOTAL DISABILITY. If a Participant incurs a permanent and total disability while in the employ of the Employer, the Participant shall have a nonforfeitable interest in 100% of his Account. Payment of his Account balance will be made at the time and in a manner specified in Article Six, following receipt by the Plan Administrator of the Participant’s written distribution request. “Permanent and total disability” shall mean suffering from a physical or mental condition that, in the opinion of the Administrator and based upon appropriate medical advice and examination, can be expected to result in death or can be expected to last for a continuous period of no less than 12 months and for which the Participant is receiving income replacement benefits for a period of at least three months under an accident or health plan of the Employer. Receipt of a Social Security disability award shall be deemed proof of permanent and total disability.

ARTICLE SIX—MANNER AND TIME OF DISTRIBUTING BENEFITS

6.1 MANNER OF PAYMENT. The Participant’s Account shall be distributed to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) in a single lump-sum payment.

6.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.

(a) Normal or Late Retirement. Participants whose employment has terminated shall have distribution of their Account commence within sixty (60) days following their Normal Retirement Date.

(b) Disability Retirement. Participants whose employment has terminated due to total and permanent disability shall have distribution of their Account commence within sixty (60) days following their termination of employment.

(c) Pre-retirement Termination of Employment. If a Participant terminates employment for any reason other than Normal Retirement, disability or death, distribution of his Account balance shall be made within sixty (60) days following the Participant’s termination of employment.

6.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as is deemed necessary or appropriate by the Employer and/or Administrator.

6.4 DEATH BENEFIT.

(a) Death While an Employee. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant’s Account shall be 100%. The Account shall constitute the Participant’s death benefit to be distributed under this Article to the Participant’s Beneficiary.

(b) Death After Termination of Employment. In the event of the death of a former Participant after termination of employment but prior to the complete distribution of his Account balance, the undistributed balance of the Participant’s Account shall be paid to the Participant’s Beneficiary.

6.5 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of death benefits payable hereunder if such Beneficiary should survive the Participant. However, no married Participant’s designation of a Beneficiary other than his spouse shall be effective unless the Participant’s spouse has signed a written consent witnessed by a Plan representative or a Notary Public, which consent provides for a designation of an alternative Beneficiary. Such designation of an alternative Beneficiary may not be changed unless a new consent is signed by the Participant’s spouse.

Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant’s benefits, all amounts shall be paid to the surviving spouse of the Participant, if living at least 30 days following the Participant’s death, or otherwise equally to the Participant’s then-surviving children, whether by marriage or adopted, and the surviving issue of any deceased children, per stirpes, or, if none, to the Participant’s estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

6.6 TIME AND MODE OF DISTRIBUTING DEATH BENEFITS. In the event of the death of the Participant, the Participant’s Account shall be distributed to the Participant’s Beneficiary in a single lump-sum payment within sixty (60) days following the Participant’s death.

ARTICLE SEVEN—ADMINISTRATION OF THE PLAN

7.1 PLAN ADMINISTRATION. Bertucci’s Corporation shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and named fiduciary of the Plan, unless the Employer shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities) and (b) consult with counsel, who may be counsel to the Employer.

The Administrator will administer the Plan in accordance with established policies, interpretations, practices, and procedures relating to the Plan and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws. The Administrator shall have discretion (a) to interpret the terms of the Plan, (b) to determine factual questions that arise in the course of administering the Plan, (c) to adopt rules and regulations regarding the administration of the Plan, (d) to determine the conditions under which benefits become payable under the Plan and (e) to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final, conclusive and binding on all parties. The Administrator may delegate all or any portion of its authority to any person or entity.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including the accounting fees, the recordkeeper’s fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. No compensation may be paid by the Plan to full-time Employees of the Employer.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as is required by the Administrator.

‘The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

7.2 CLAIMS PROCEDURE. Pursuant to procedures established by the Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied within 90 days of receipt of such claim; provided, however, that an extension of time not exceeding 90 days will be available if special circumstances require an extension of time for processing the claim. If so, notice of such extension, indicating what special circumstances exist and the date by which a final decision is expected to be rendered, will be furnished to the claimant before the initial 90-day period expires. The notice of denial shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and shall advise of the right to administrative review.

Within 90 days after receipt of such notice of denial, the claimant may request, by mailing or delivery of written notice to the Plan, a review by the Administrator of the decision denying the claim. Such petition for review shall state in clear and concise terms the reason or reasons for disputing the denial and shall be accompanied by any pertinent documentary material not already furnished. The review will take into account all comments, documents, records and other information submitted relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

After such review, the Administrator will determine whether the denial of the claim was correct and will notify the claimant in writing of its determination within a reasonable period of time, but not later than 60 days after the receipt of your request for review by the Administrator; provided, however, that an extension of time not exceeding 60 days will be available if special circumstances require an extension of time for processing the appeal. If so, notice of such extension, indicating what special circumstances exist and the date by which a final decision is expected to be rendered, will be furnished to the claimant before the initial 60-day period expires.

The claimant will be advised of the Administrator’s decision in writing. The notice of denial shall set forth the specific reason for such denial and shall be written in a manner calculated to be understood by the claimant.

If the claimant fails to request review within the 90-day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Administrator is correct.

If the Administrator’s determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to the claimant, it shall be binding and conclusive unless the claimant notifies the Administrator within 90 days after the mailing or delivery by the Administrator of its determination, that the claimant intends to institute legal proceedings challenging the determination of the Administrator, and the claimant actually institutes such legal proceeding within 180 days after such mailing or delivery.

The denial of an application or claim as to which the right of review has been waived or the decision of the Administrator with respect to a petition for review, shall be final and binding upon all parties, subject only to judicial review.

7.3 TRUST AGREEMENT AND DESIGNATION OF TRUSTEE. The Employer shall create and enter into a Trust Agreement with the Trustee as designated therein. The Trust, and any assets held by the Trust to assist the Employer in meeting its obligations under this Plan, shall conform to the terms of the model trust, as described in IRS Revenue Procedure 92-64.

ARTICLE EIGHT—AMENDMENT AND TERMINATION

8.1 AMENDMENT. The Employer shall have the right to amend, alter, or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer, unless otherwise set forth in the amendment. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. Except as provided below, no amendment shall be made to the Plan which would deprive any Participant of any nonforfeitable portion of his Account. Notwithstanding any provision of the Plan to the contrary, the Employer may amend the Plan at any time and in any manner it deems appropriate to comply with the law or regulations applicable to deferred compensation plans.

8.2 TERMINATION OF THE PLAN. The Employer reserves the right at any time and in its sole discretion to terminate the Plan. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan’s distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants’ Accounts shall be made in such time and such manner as though the Plan had not terminated, or by any other appropriate method. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant shall have any further right or claim therein.

ARTICLE NINE—UNFORESEEABLE EMERGENCIES

9.1 UNFORESEEABLE EMERGENCIES. The Administrator may distribute to any Participant or his Beneficiary in any one Plan Year up to 100% of his Account, valued as of the preceding Valuation Date, in the case of an unforseeable emergency.

For purposes of this Section 9.1, an unforeseeable emergency is defined as severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 1 5 2(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforesecable circumstances arising as a result of events beyond the control of the Participant. Distribution shall not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of salary deferrals under the Plan. Such distribution shall only be made to the extent reasonably needed to satisfy the emergency need.

The Administrator shall require that requests for hardship distributions be made under procedures which include the Participant’s signed statement of the facts causing the unforeseeable emergency, the amount of the financial need and any other information required to ascertain the facts.

ARTICLE TEN—MISCELLANEOUS PROVISIONS

10.1 BENEFITS UNFUNDED. It is the intention of the parties that this Plan is an unfunded deferred compensation plan and that the benefits payable hereunder are not to be included in the gross income of the Participant until the taxable year in which the benefits are actually received or otherwise made available, whichever occurs earlier. The Participant has the status of an unsecured general creditor of the Employer and the Plan constitutes a mere promise by the Employer to make benefit payments in the future. In the event there is an amendment to the Code or the Department of Treasury issues regulations which would require the Participant to include the benefits payable hereunder in gross income before they are actually received or otherwise made available, the Employer, with the consent of the Participant, shall revise and amend this Plan and/or adopt another method of retirement compensation for the Participant which is consistent with the deferral purposes contained in this Plan.

10.2 ERISA COMPLIANCE. This Plan is being established by the Employer with the express intention that the Plan constitutes an unfunded pension benefit plan maintained by the Employer for the purpose of providing benefits for a select group of management or highly compensated employees (“unfunded top-hat plan”) under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Accordingly, this Plan is being treated as a plan exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA, but subject to the reporting and disclosure requirements. The Employer intends to comply with the reporting and disclosure requirements by filing a notice with the United States Department of Labor, Office of Pension and Welfare Benefit Programs, pursuant to 29 C.F.R. Section 2520.104-23(b). This notice states that the Plan information will be available to the Secretary of Labor upon request.

In the event there is an amendment to ERISA or the Department of Labor issues revised regulations governing the application of Title I of ERISA to unfunded top-hat plans and such amendment or regulations require the Plan to comply with ERISA’s participation, vesting, funding and/or fiduciary requirements, the Employer reserves the right to revise and amend this Plan or to adopt another method of retirement compensation consistent with the unfunded nature of this Plan.

10.3 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan nor any amendment thereto nor the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees or against the Trustee, and all liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

10.4 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

10.5 BENEFITS NOT ASSIGNABLE. The benefits under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary, or liable for the debts, contracts, liabilities, engagements or torts of the Participant or his Beneficiary.

10.6 SOURCE OF PAYMENTS. Any funds which may be contributed and invested under the provisions of this Plan shall continue to be subject to the unsecured general creditors of the Employer. lo the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. Notwithstanding the foregoing, this Section 10.6 is subject to the provisions of the Trust.

10.7 DISTRIBUTION TO LEGALLY INCAPACITATED PERSON. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution is a complete discharge of liability for Plan obligations.

10.8 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

10.9 GOVERNING DOCUMENTS. A Participant’s rights shall be determined under the terms of the Plan as in effect at the Participant’s date of separation from employment with the Employer.

10.10 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Plan, except to the extent such laws are preempted by Federal law.

10.11 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

10.12 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall he deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed this 20th day of December, 2004.

BERTUCCI’S CORPORATION

By	/s/ David G. Lloyd
Authorized Officer